EVANS & SUTHERLAND COMPUTER CORPORATION
                            INITIAL LICENSE AGREEMENT

           THIS INITIAL LICENSE AGREEMENT ("Agreement") is made and entered into as of August 31, 2001 (the "Effective Date") by and between EVANS & SUTHERLAND COMPUTER CORPORATION ("E&S"), a Utah corporation, and REALVISION, INC., a Japanese corporation ("RealVision"), each having an office for the conduct of business at the addresses indicated below (E&S and RealVision are hereinafter referred to individually as a "party" and collectively as the "parties").

1.         PURPOSE AND DEFINITIONS

            1.1 Purpose of this Agreement.  This Agreement is entered into under
Section 1.02 of the Asset Purchase and Intellectual Property License Agreement, dated as of August 31, 2001, between E&S and RealVision ("Asset Purchase Agreement").

            1.2 Definitions.

                        (a) "Asset Purchase Agreement" is defined in Section 1.1

                        (b) "Attachments" means attachments, schedules, exhibits
            and addenda to this Agreement describing the Licensed Product, Documentation and any special terms and conditions pertaining hereto.

                        (c) "Binary Code" means machine-readable,  executable or
            binary computer code.

                        (d) "Confidential Information" means information (i) disclosed in tangible form that is clearly marked or identified as confidential or proprietary at the time of disclosure or (ii) disclosed in non-tangible form, identified as confidential or proprietary at the time of disclosure, and summarized sufficiently for identification and designated as confidential in a written memorandum sent to the receiving party within thirty (30) days after disclosure. Confidential Information may include information of third parties. The terms and conditions of this Agreement shall be considered Confidential Information. Source Licensed Product is E&S Confidential Information.

                        (e) "Derivative Work(s)" means a work which is based upon the Licensed Product, or any portion thereof, such as a revision, modification, port, translation, abridgment, condensation, expansion, collection, compilation, or any other form in which the Licensed Product or portion thereof may be recast, transformed or adapted, and which, in the absence of this Agreement or other authorization by E&S, would constitute a copyright infringement.

                        (f) "Documentation" means the manuals,  guides, or other
            documentation provided for use with the Licensed Product, if any, as are more fully described in Attachment A hereto.

                        (g) "Intellectual  Property Rights" means all world-wide
            patents and patent rights (including design patents), copyrights and copyright registrations, moral rights, trade secrets, trademarks and service marks, trademark and service mark registrations, and goodwill pertaining to trademarks and service marks.

                        (h) "License Term" is defined in Section 2.

                        (i) "Licensed Product(s)" means (i) the programs and databases more particularly described in Attachment 1 hereto, and
            (ii) all inventions and other Intellectual Property Rights which are expressed, incorporated or embodied therein or disclosed thereby.

                        (j) "Licensed Trademarks" means all trademarks and rights and interests which are capable of being protected as trademarks (including trademarks, service marks, designs, logos, indicia, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, URL designations and other source or business identifiers, and applications pertaining thereto), and all registrations and applications for registration in all countries of the world with respect to such trademarks, rights or interests, which are listed in Attachment B and that are owned or controlled by E&S or any of its Subsidiaries, to the extent that they have the right to grant licenses within and of the scope set forth herein without the requirement to pay consideration to any third party (other than employees of E&S or its Subsidiaries) for the grant of a license under this Agreement, and the goodwill associated therewith.

                        (k)   "Ri5000   Chipset"   means  the  Ri5000   graphics
            controller chip and the GE5000 geometry chip, together with any enhanced or modified version thereof.

                        (l) "Source Code" means a series of instructions or program statements written in a high-level computer language. Source Code is normally readable by persons trained in the particular computer language in question, and is normally translated into machine-executable binary or object code by means of a compiler, assembler, or interpreter.

                        (m) "Source Licensed  Product" means Source Code for the
            Licensed Product.

                        (n) "Subsidiary"  means any corporation,  partnership or
            other entity, now or hereafter, (i) at least fifty percent (50%) of whose outstanding shares or securities entitled to vote for the election of directors or similar managing authority is directly or indirectly owned or controlled by a party hereto, or (ii) that does not have outstanding shares or securities but at least fifty percent (50%) of whose ownership interest representing the right to make the decisions for such entity is directly or indirectly owned or controlled by a party hereto; provided, however, that in each case such corporation, partnership or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists and is at least fifty percent (50%).

2.         License term

           The License Term shall begin on the Effective Date and expire on the Closing Date (defined in the Asset Purchase Agreement), unless sooner terminated under Section 8.

3.         SOURCE CODE LICENSE

            3.1 License Grant. Subject to the terms and conditions herein, including the limitations in Section (d), E&S hereby grants to RealVision, and RealVision accepts, a non-exclusive, nontransferable, worldwide license during the License Term:

                        (a) to copy, use, modify and prepare Derivative Works of
            the Source Licensed Product for the sole purpose of developing applications, including driver software, to operate on or with hardware that incorporates the Ri5000 Chipset,

                        (b) to copy,  distribute,  perform and sublicense to end
            users, in Binary Code form only, the applications so developed from Source Licensed Product through all its channels of distribution, including resellers, OEMs and VARs,

                        (c) to copy,  modify,  prepare  Derivative  Works of and
            redistribute Documentation provided with the Licensed Product, and

                        (d) to use the Licensed  Trademarks  solely in sales and
            marketing of RealVision products relating to advance product information; provided that (i) all such sales and marketing materials prominently identity the Licensed Trademarks as trademarks of E&S and are used with permission and (ii) Item 5 on Attachment B shall remain within the control of E&S until the Closing Date. The Licensed Trademarks will not be used in any manner that disparages the good will in such marks. All good will from such uses will inure exclusively to the benefit of E&S.

            3.2 Limitation on Use.

                        (a) The license granted herein shall be used by RealVision only in the development, sale and license of products that operate on or with hardware that incorporates the Ri5000 Chipset.

                        (b) The Licensed Product may not be sublicensed to third
            parties, other than end users as provided in Section 3.1(b).

                        (c) The content of Documentation designated in Attachment A as "Not Restricted" may be disclosed to third parties without limitation; the content of Documentation designated "Proprietary" may be disclosed to third parties under written obligations of confidentiality and non-disclosure comparable to those in Section 9; and the content of Documentation designated "Restricted" may be disclosed only to RealVision employees who have a need to know the specific information in question, and may not be disclosed to third parties.

            3.3 No Other Rights. No other rights are granted hereunder, by implication, estoppel, statute or otherwise, except as expressly provided herein. Nothing in the license granted herein or otherwise contained in this Agreement shall expressly or by implication, estoppel or otherwise give RealVision any right or license in other E&S Intellectual Property which now exists or is subsequently developed, other than as contemplated in Section 5.

            3.4 Use by End Users. RealVision agrees to indemnify, defend, and hold E&S harmless for, from, and against any claims, damages, or litigation costs resulting from or relating to the distribution or use of Licensed Product, or applications or products developed from Licensed Product, by third parties claiming through RealVision, regardless of the form of the action.

4.         INSPECTION OF Ri5000 source code

            4.1 Conditions of Disclosure. E&S will disclose to RealVision the HDL Verilog Source Code for the Ri5000 Chipset on the following terms and conditions:

                        (a) the  disclosure(s)  will  take  place  only on E&S's
            premises at mutually agreed times;

                        (b) the disclosure will be to specified RealVision employees;

                        (c) no notes,  abstracts or summaries of the Source Code
            disclosed may be made; and

                        (d) the disclosure is for the sole purpose of engineering familiarization with the design of the Ri5000 Chipset, and no other use may be made of the disclosed Source Code, whether or not for any commercial or non-commercial purpose, until the Closing Date as defined in the Asset Purchase Agreement.

            4.2 Delivery of Source Code. Upon receipt by E&S of the Second Payment (defined in the Asset Purchase Agreement), E&S will deliver a copy of the Ri5000 Chipset Source Code to RealVision, which copy may be used at RealVision's principal place of business for the purposes stated in Section 4.1(d). RealVision may use, modify and prepare Derivative Works of the Source Code, but may not make, have made, distribute or sell or offer to sell products incorporating the Source Code or Derivative Works of the Source Code.

            4.3 Confidentiality. The Ri5000 Chipset Source Code disclosed is E&S Confidential Information, and its use and disclosure is subject to the provisions of Section 9 hereof, except that further disclosure of the Source Code to third parties is expressly prohibited.

5.         support

           Engineering support for the Licensed Product will be provided to RealVision under the Asset Purchase Agreement, and this Agreement imposes no additional duty or obligation on E&S to provide corrections, bug fixes, updates, upgrades, revisions or improvements to Licensed Product.

6.         OWNERSHIP

            6.1 Ownership of the Licensed Product. E&S owns and will retain all rights, title and interests, including but not limited to Intellectual Property Rights, in and to the Licensed Product and Documentation, and in algorithms, know-how, ideas, techniques, procedures and concepts embodied therein.

            6.2 Ownership of Modifications. Each party shall own all rights, title, and interests, including but not limited to copyrights, patents, patent rights, trade secrets and other intellectual property rights, in and to any modifications or improvements of the Licensed Technology, including Inventions and Derivative Works, made, created or developed by or for such party independently of the other party. Such modifications or improvements shall not be deemed co-developed or made or developed jointly, or to be joint work or jointly owned, by reason of this Agreement or the use or incorporation of all or portions of the Licensed Technology in such modification or improvement. Neither party obtains by this Agreement any rights, title, or interests, including but not limited to intellectual property rights, in the modifications or improvements of the other party. Neither party has any obligation to disclose or license such modifications or improvements. RealVision does not obtain any rights, title or interests, including but not limited to intellectual property rights, in Derivative Works, other than the license conferred in Section 3 and as expressly stated in this Section 6.2.

7.         ATTRIBUTION

           Products and software code distributed by RealVision which are based upon or incorporate Licensed Technology shall contain appropriate markings identifying pertinent Licensed Patents, Licensed Copyrights and Licensed


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

Trademarks. RealVision agrees not to remove or modify any proprietary legends, identifications, or notices which are embodied in or affixed to the Licensed Technology, or which are affixed to the Documentation.

8.         TERMINATION

            8.1  Termination  Generally.  This Agreement is effective  until its expiration or termination. RealVision may terminate this Agreement and discontinue use of the Licensed Product upon thirty (30) days written notice to E&S. If RealVision fails to comply with any of the material terms and conditions of this Agreement, E&S may terminate this Agreement upon sixty (60) days' written notice to RealVision specifying any such breach, unless within the period of such notice, all breaches specified in such notice shall have been remedied, or unless the breach is one which, by its nature, cannot be fully remedied in sixty (60) days, but RealVision has undertaken reasonable, good faith efforts toward remedying the breach within such sixty (60) days, and continues to use reasonable, good faith and diligent efforts to promptly remedy the breach. Termination of this Agreement shall not terminate a party's obligation to pay any amounts due to the other party hereunder and not then paid.

            8.2 Termination for Insolvency. E&S may terminate this Agreement upon written notice of termination to RealVision given at any time upon or after:

                        (a) the filing by RealVision of a petition in bankruptcy
            or insolvency not dismissed within ninety (90) days of the filing;

                        (b) any  adjudication  that  RealVision  is  bankrupt or
            insolvent;

                        (c) the filing by  RealVision  of any petition or answer
            seeking reorganization, readjustment or arrangement of its business under any law relating to bankruptcy or insolvency;

                        (d)  the   appointment   of  a   receiver   for  all  or
            substantially all of the property of RealVision;

                        (e) the making by RealVision of any  assignment  for the
            benefit of creditors; or

                        (f)  the   institution  of  any   proceedings   for  the
            liquidation or winding up of RealVision's business or for the termination of its corporate charter not dismissed within ninety
            (90) days of the institution of the proceedings.

            8.3 Returning  Confidential  Information.  All materials  containing
Confidential Information of the other party shall be returned to that party within thirty (30) days after termination of this Agreement.

            8.4 Survival. The provisions of Sections 6, 9, 11, 13 and 14 shall survive any termination of this Agreement.

9.         CONFIDENTIAL INFORMATION

            9.1 Restrictions. Each party shall hold in confidence, and shall use solely for purposes of or as provided in this Agreement, any Confidential
Information received by it from the other or derived from Confidential Information received from the other, and shall protect the confidentiality of such with the same degree of care that it exercises with respect to its own information of like import, but in no event less than reasonable care, for a period of five (5) years from the date of disclosure.

            9.2 Exceptions. The obligations of Section 9.1 shall not apply to any portion of the Confidential information which:

                        (a) is now or which hereafter  through no act or failure
            to act on the part of the receiving party becomes generally known in the computer graphics or simulation industry;

                        (b) is hereafter  furnished to the receiving  party by a
            third   party   without   obligation   to  keep   such   information
            confidential;

                        (c) is  independently  developed by the receiving  party
            without the use of the Confidential Information;

                        (d) is  required  to be  disclosed  pursuant to a legal,
            judicial or administrative procedure or otherwise required by law; providing the disclosing party gives the other party notice of the proposed disclosure with sufficient time to seek relief;

                        (e) is  already in the  possession  of, or known to, the
            receiving party prior to its receipt; or

                        (f) is approved  for release or use without  restriction
            by written authorization of an officer of the disclosing party.

Subject to the requirements of Section 3.1(d) and 9.1 hereof, a receiving party may disclose appropriate portions of Confidential Information to its employees who have a need to know the specific information in question, and to auditors, lenders and regulators having a legitimate need or right to know, in which event the receiving party will make a reasonable effort to minimize the amount of information disclosed and to cause such persons to maintain the confidentiality of the information disclosed.

            9.3 Injunction. Confidential Information has been and will continue to be of central importance to the business of a disclosing party, and its disclosure to or use by others will cause immediate and irreparable injury to the disclosing party, which may not be adequately compensated by damages and for which there is no adequate remedy at law. In the event of any actual or threatened misappropriation or disclosure of Confidential Information, the receiving party agrees that the disclosing party will be entitled to an injunction prohibiting such misappropriation or disclosure, and to specific enforcement of the receiving party's obligations hereunder. The foregoing rights to an injunction and specific performance will be cumulative and in addition to every other remedy now or hereafter available to disclosing party in law or equity or by statute.

10.        REPRESENTATIONS AND WARRANTIES

           E&S represents and warrants that it has the authority to enter into this Agreement. Except as so provided, the Licensed Product are licensed "AS IS," WITHOUT WARRANTY OF ANY KIND.

11.        WARRANTY DISCLAIMER

           E&S DOES NOT MAKE AND EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT, OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. E&S DOES NOT WARRANT THAT THE LICENSED PRODUCT OR ANY OF ITS PARTS WILL BE ERROR FREE, WILL OPERATE WITHOUT INTERRUPTION, OR WILL BE COMPATIBLE WITH ANY PARTICULAR SOFTWARE OR HARDWARE.

12.        Intellectual property RIGHTS indemniTY

            12.1 Indemnity. E&S will defend RealVision from any third party action brought against RealVision to the extent based on a claim that the Licensed Product, or any part thereof, infringe, misappropriate or otherwise violate any Intellectual Property Right which is the subject of a governmental grant, license or registration or is similarly recognized or perfected under applicable law (but not pending, unregistered, "common law" or otherwise inchoate rights) and will pay any costs, damages and reasonable attorneys' fees attributable to such claim that are awarded against RealVision. RealVision will
(a) promptly notify E&S in writing of the claim, (b) grant E&S sole control of the defense and settlement of the claim and (c) provide E&S with all reasonable assistance, information and authority required for the defense and settlement of the claim.

            12.2 Exclusions. Section 12.1 does not apply to a claim to the extent attributable to use of the Licensed Product, or part thereof, in combination with third party technology, where use of the Licensed Product, or part thereof, alone is not infringing.

            12.3 SOLE REMEDY. THIS SECTION 12 STATES E&S' SOLE OBLIGATION, AND REALVISION'S EXCLUSIVE REMEDY, FOR ANY THIRD-PARTY CLAIMS OF INFRINGEMENT ARISING IN CONNECTION WITH THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, E&S HAS NO OBLIGATION PROCURE FOR REALVISION OR CUSTOMERS OF REALVISION THE RIGHT TO CONTINUE USING, OR TO REPLACE OR MODIFY, ANY LICENSED PRODUCT THE USE OF WHICH IS SUBJECT TO A TEMPORARY OR PERMANENT INJUCTION.

13.        LIMITATION OF LIABILITY

           IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOST REVENUES OR PROFITS OR OTHER SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST BUSINESS, PROFITS AND WORK STOPPAGES OR DELAYS, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND REGARDLESS WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE.

14.        GENERAL

            14.1 Change of Control. E&S may terminate this Agreement upon thirty
(30) days written notice if there is an assignment or Change of Control by RealVision, in either case not consented to by E&S. For purposes of this Agreement, a "Change of Control" shall mean a transaction or a series of related transactions in which one or more related parties who did not previously own a majority interest in RealVision obtains a majority interest in such party and, in the reasonable business judgment of E&S, such change in ownership will have a material effect on RealVision's business. In the event of such termination, the rights and licenses granted to RealVision hereunder shall terminate.

            14.2 Choice of Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Utah, United States of America (except that the body of law controlling conflict of laws) and specifically excluding from application to this Agreement that law known as the United Nations Conventions on the International Sale of Goods.

            14.3 Counterparts. This agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which constitute but one and the same instrument.

            14.4 Entire Agreement. This Agreement, including all Attachments hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor or against either party. Unless otherwise provided herein, this Agreement may not be modified, amended, rescinded, or waived, in whole or in part, except by a written instrument signed by the duly authorized representatives of both parties.

            14.5 Headings. The headings and captions in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            14.6 Import and Export Laws. Licensed Product, including without limitation, technical data, are subject to US export control laws and may be subject to export or import regulation in other countries. RealVision agrees to comply with all such laws and regulations, and certifies that neither the Licensed Product nor any direct product thereof is being or will be exported or re-exported, directly or indirectly, to any country for which a validated license is required under US export laws (including but not limited to any country determined by US export regulatory authorities to be a prohibited destination) without first obtaining such a validated license. RealVision agrees to indemnify, defend, and hold E&S harmless for, from, and against any claims, damages, or litigation costs resulting from or relating to RealVision's failure to comply with this Section 14.6, regardless of the form of the action.

            14.7 Independent Contractor. E&S is an independent contractor to RealVision. This Agreement will not be deemed to create a partnership, joint venture or franchise, and neither party is the other's agent, partner, employee or representative, nor does a party have any authority to bind the other party to any obligation by contract or otherwise.

            14.8 Notices. All notices required hereunder must be in writing and delivered either in person or by a means evidenced by a delivery receipt, to the addresses which follow or as otherwise notified in writing, and will be effective upon receipt:

  Evans & Sutherland Computer Corporation    RealVision Inc.
  600 Komas Drive                            3-1-1 Shin-Yokohama
  Salt Lake City, Utah 84158                 Kouhoku-ku, Yokohama, 2220033 Japan
  Attn:   Jan Bjernfalk                      Attn: _____________________

            14.9 No Rights in Third parties. This Agreement is made for the benefit of the parties, and not for the benefit of any third parties unless otherwise agreed to by the parties.

            14.10 Relationship of the parties. No employees, consultants, contractors, or agents of one party are agents, employees, franchisees, or joint venturers of the other party, nor do they have any authority to bind the other party by contract or otherwise to any obligation. No party will represent to the contrary, either expressly, implicitly, or otherwise.

            14.11 Severability. In the event that any part of this Agreement is found to be unenforceable, the remainder shall continue in effect, to the extent consistent with the intent of the parties as of the Effective Date.

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

            14.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that any party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled hereunder or otherwise.

            14.13 US Government Restricted Rights. If RealVision is acquiring Source Code or Binary Code on behalf of the US Government, the code is provided with "Restricted Rights," as that term is defined in the Federal Acquisition Regulations (FARs) in 48 C.F.R 52.227-19(c)(2), or its equivalent in the DOD Supplement to the FARs (DFARs), and use, duplication or disclosure of the code is subject to restrictions set forth in FARs and DFARs. Contractor/Manufacturer is: Evans & Sutherland Corporation, 600 Komas Drive, Salt Lake City, Utah 84108.


           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

EVANS & SUTHERLAND COMPUTER                     REALVISION INC.
CORPORATION


BY:    /S/ James R. Oyler                 BY:   /S/ Naoshi Sugiyama
    ---------------------------               ---------------------------
NAME:  James R. Oyler                    NAME:  Naoshi Sugiyama
TITLE: President and CEO                 TITLE: President and CEO

                                  Attachment a
                                Licensed PRODUCT



Licensed Product

           Source code for REALimage 5000 series graphics controller chip device driver software, including OpenGL, OpenML, DirectDraw, Direct3D, Windows-GDI (C-language, C++)



Documentation

           Not Restricted

           General product marketing documents, including specification sheets and sales presentations, that have previously been placed in the public domain by E&S.



           Proprietary

           Ri5000 Reference board schematics and manufacturing documentation

           Any product performance data not in the "Not Restricted" category

           Ri5000/Ge5000 Hardware Reference Manual

           Ri5000/Ge5000 Programmer's Reference Manual

           Sample application programs

           Application programming guidelines and documentation

           Device Driver application programming interface (API) documentation



           Restricted

           Documentation for Ri5000 Chipset, including but not limited to:

                     Internal Device Driver documentation (below API level)

                     Chip architecture and module descriptions, other than that contained in Hardware Reference Manuals and Programmer's Reference Manuals

                     Other internal engineering design documentation

           Ri5000 Chipset source code

           Other items constituting the design and verification environment of the Ri5000 Chipset (as described in Appendix B of the Asset Purchase Agreement)


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

                                  Attachment B
                               Licensed TRADEMARKS

1.          REAL IMAGE: U.S. Registration No. 2153225; Japanese Registration No.
            4255838

2. REALimage: U.S. Registration No. 2246784; Pending in the European Community Serial No. 577817; REALimage: Japanese Registration No. 4435392

3.          REALIMAGE:  WHEN QUALITY  MATTERS:  Pending in the U.S.;  Serial No.
            76/077,390

4.          STUDIO  ON A CHIP:  Pending  in the  U.S.;  Serial  No.  76/047,684;
            Japanese Registration No. 4467478

5.          URL/Domain - www.realimage.com (unregistered trademark)






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